UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                      November 21, 2001

DISPLAY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-14427	33-2286268

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

               201 McCullough Drive, Charlotte, North Carolina                                                          28262

                     (Address of principal executive offices)                                                                  (Zip Code)

Registrant's telephone number, including area code          (704) 548-1931

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS

On November 21, 2001, the Company’s subsidiary, J. M. Stewart Corporation, sold all of its assets to J.M. Stewart Acquisition, Inc. The net proceeds of the transaction, which were approximately $2,550,000, were applied to the Company’s secured credit facility with SouthTrust Bank.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c)	Exhibits.
	2	Form of Asset Purchase Agreement by and among J.M. Stewart Corporation, Display Technologies, Inc., and J.M. Stewart Acquisition, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DISPLAY TECHNOLOGIES, INC. (Registrant) By: /s/ Bill Lunsford Bill Lunsford, President Chief Executive Officer By: /s/ Bill Lunsford Bill Lunsford, Chief Accounting Officer

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